UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):

November 3, 2005

CAP ROCK ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Texas	0-32667	75-2794300
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

500 West Wall Street, Suite 400, Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

(432) 683-5422

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Exchange Agreement

Cap Rock Energy Corporation (the “Company”), a Texas corporation, entered into an Agreement and Plan of Share Exchange dated as of November 4, 2005 (the “Exchange Agreement”) with Cap Rock Holding Corporation, a Delaware corporation (“CHC”). Subject to the satisfaction or waiver of the conditions contained in the Exchange Agreement, each share of common stock, par value $0.01 per share, of the Company (other than (i) shares owned by the Company, (ii) shares held by shareholders who are entitled to and who properly exercise appraisal rights in compliance with all required procedures under Texas law and (iii) shares subject to the Rollover Agreement described below) will be converted into the right to receive $21.75 in cash, without interest (the “Share Exchange”).  Completion of the Share Exchange is subject to approval of the Company’s shareholders and certain regulatory authorities and other customary closing conditions set forth in the Exchange Agreement.

The Company has made customary representations, warranties and covenants in the Exchange Agreement, including among others (i) not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain exceptions, enter into discussions concerning, or provide information in connection with, alternative business combination transactions and (ii) subject to certain exceptions, for the Company’s board of directors to recommend that the Company’s shareholders approve the Exchange Agreement.  The Exchange Agreement contains certain termination rights and provides that, upon the termination of the Exchange Agreement, under certain specified circumstances, the Company will be required to reimburse CHC for its transaction expenses and/or pay a termination fee.

CHC is owned by an affiliate of Lindsay Goldberg & Bessemer L.P., a private investment firm (“LGB”).  Certain members of the Company’s management have agreed, pursuant to the terms and conditions of a Rollover Agreement, dated as of November 4, 2005 (the “Rollover Agreement”), to exchange certain of their shares of Company stock for shares of CHC stock immediately prior to the Share Exchange.  The Company’s executive management will remain in place upon consummation of the Share Exchange.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  Please see Item 5.02 below for a description of certain new arrangements of the Company with respect to its officers and directors.

A copy of the press release issued by the Company on November 7, 2005, is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

William L. West

The Company and William L. West entered into an Employment Contract (the “Employment Contract”) dated as of November 3, 2005, and an amendment to such Employment

Contract (the “Employment Contract Amendment”), dated as of November 4, 2005, (together, the “Amended West Agreement”).  Pursuant to the Amended West Agreement, Mr. West will serve as the Company’s president until the date of the meeting at which the Company’s shareholders vote on the Share Exchange.  At that time, Mr. West will continue as president and will also succeed David W. Pruitt as the Company’s chief executive officer.  The Amended West Agreement has an initial term of five years.  During such term, Mr. West will be paid an annual salary of $236,946 and will be entitled to certain other benefits typical for officers of the Company.

The foregoing description of the Amended West Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Contract and the Employment Contract Amendment, which are filed as Exhibits 10.92 and 10.93 to this Current Report on Form 8-K and are incorporated herein by reference.

At the time the Company entered into the Exchange Agreement, Mr. West entered into an Employment Contract with CHC (the “CHC Employment Contract”), which upon the consummation of the Share Exchange will supercede the Amended West Agreement in its entirety.  Under the terms of the CHC Employment Contract, CHC will employ Mr. West for an initial term of five years following the consummation of the Share Exchange as its President and Chief Executive Officer.  Mr. West’s employment arrangements with CHC will be substantially similar to his previous arrangements with the Company, but he will waive any change in control payments that may otherwise be due to him from the Company as a result of the Share Exchange and will receive restricted stock of CHC, which stock will be subject to certain vesting requirements.  Mr. West will also receive a retention bonus as incentive for remaining with the Company through the consummation of the Share Exchange.

Mr. West, 48, became President of the Company and joined its board of directors in December 2004.  He served as a consultant to the Company from July through December 2003, joined the Company full-time in January 2004 as Chief Strategic Officer and was appointed Vice-President in June 2004.  He previously served as a Senior Manager with KPMG, LLC in its client service and strategic corporate tax consulting practice from 1997 through July 2003.  Mr. West is a certified public accountant.

David W. Pruitt

The Company and David W. Pruitt entered into a retainer agreement (the “Retainer Agreement”)  dated as of November 3, 2005, and  an amendment, to such Retainer Agreement (the “Retainer Agreement Amendment”) dated as of November 4, 2005, (together, the “Amended Pruitt Agreement”).

Under the terms of the Amended Pruitt Agreement, Mr. Pruitt will continue to serve under his previous compensation arrangements as the Company’s chief executive officer until the date of the meeting at which the Company’s shareholders vote on the Share Exchange.  At that time, Mr. Pruitt will retire as an employee and as chief executive officer and will become a senior advisor to the Company.  The Amended Pruitt Agreement has an initial term of five years.  As senior advisor, Mr. Pruitt will provide consulting services to the Company. He will receive a monthly retainer of $14,000, and will be entitled to certain other benefits as well.

The foregoing description of the Amended Pruitt Agreement does not purport to be complete and is qualified in its entirety by reference to the Retainer Agreement and the Retainer Agreement Amendment, which are filed as Exhibits 10.94 and 10.95, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

At the time the Company entered into the Exchange Agreement, Mr. Pruitt entered into a restricted stock agreement with CHC (the “Pruitt RSA”).  Under the terms of the Pruitt RSA, if the Share Exchange is consummated Mr. Pruitt’s monthly retainer will be increased to $19,000 a month and he will receive restricted stock of CHC, which stock will be subject to certain vesting requirements.  As part of the Pruitt RSA, Mr. Pruitt will waive any change in control payments that may otherwise be due to him from the Company as a result of the Share Exchange.

Board of Directors

It is anticipated that each member of the Company’s board of directors will resign as of the effective date of the Share Exchange.  Following CHC’s acquisition of the Company, CHC’s board of directors will be comprised of Mr. Kevern Joyce, former Chairman of the Board and Chief Executive Officer of Texas-New Mexico Power Company, Mr. Coyt Webb, former COO, President and Director of Southwestern Public Service Company, three representatives of LGB, and Mr. Pruitt and Mr. West.

Other Executive Arrangements

At the time the Company entered into the Exchange Agreement, CHC entered into restricted stock agreements with Ulen North, Ronald Lyon, Sam Prough and Celia Page. Under these agreements, if the Share Exchange is consummated these executive officers will be granted shares of restricted stock of CHC, which stock will be subject to certain vesting requirements. As part of the agreements, the executive officers will waive any change in control payments that may otherwise be due to them from the Company as a result of the Share Exchange.  Mr. Lyon will also receive a retention bonus if the Share Exchange is consummated as incentive for remaining with the Company through the consummation of the Share Exchange and facilitating the Share Exchange.

Item 8.01                                             Other Events.

In connection with the Exchange Agreement, and as a required condition to CHC’s willingness to enter into the Exchange Agreement, David Pruitt, Ulen North, Sam Prough, Celia Page, Ronald Lyon and William West (each individually a “Principal Shareholder” and collectively, the “Principal Shareholders”) entered into a Principal Shareholder Agreement, dated as of November 4, 2005, with CHC (the “Principal Shareholder Agreement”).  Pursuant to the Principal Shareholder Agreement, the Principal Shareholders have agreed, among other things, to vote or cause to be voted at any meeting of the Company’s shareholders, all of their shares of the Company’s common stock in favor of approval of the Exchange Agreement and the transactions contemplated thereby.  Each Principal Shareholder also agreed to certain restrictions on its ability to sell or transfer its shares of the Company until the termination of the Principal Shareholder Agreement.  The Principal Shareholders control 253,636 shares of the Company’s common stock.

The foregoing description of the Principal Shareholder Agreement does not purport to be complete and is qualified in its entirety by reference to the Principal Shareholder Agreement, which is filed as Exhibit 9.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Exhibits.

Exhibit 2.1	Agreement and Plan of Share Exchange, dated as of November 4, 2005, between Cap Rock Energy Corporation and Cap Rock Holding Corporation.

Exhibit 9.1	Principal Shareholder Agreement, dated as of November 4, 2005, among Cap Rock Holding Corporation and David W. Pruitt, Ulen A. North, Jr., Sam Prough,

Celia B. Page, Ronald W. Lyon and William L. West.

Exhibit 10.92	Employment Agreement between Cap Rock Energy Corporation and William L. West dated November 3, 2005.

Exhibit 10.93	Amendment to Employment Agreement, dated as of November 4, 2005, by and between Cap Rock Energy Corporation and William L. West.

Exhibit 10.94	Retainer Agreement between Cap Rock Energy Corporation and David W. Pruitt dated November 3, 2005.

Exhibit 10.95	Amendment to Retainer Agreement, dated as of November 4, 2005, by and between Cap Rock Energy Corporation and David W. Pruitt.

Exhibit 99.1	Press Release dated November 7, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2005		CAP ROCK ENERGY CORPORATION

	By:	/s/ Celia B. Page
Celia B. Page
Vice President, Chief Accounting Officer, Assistant Secretary/Treasurer and Controller